UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 20, 2017

Mallinckrodt public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 Lotus Park, The Causeway, Staines-Upon-Thames,
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices)
+44 017 8463 6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2017, the Board of Directors (the “Board”) of Mallinckrodt plc (“Mallinckrodt”) appointed David Norton as a director of Mallinckrodt plc (“Mallinckrodt”), effective immediately, to serve until the 2018 annual general meeting or until his earlier resignation, removal or death. Mr. Norton was also appointed to serve as an independent director on the Board’s Human Resources and Compensation Committee and the Portfolio Committee.
Mr. Norton will receive compensation as a non-employee director of the Board in accordance with the terms of Mallinckrodt’s director compensation structure for non-employee directors, the terms of which were previously disclosed in Mallinckrodt’s Definitive Proxy Statement on Schedule 14A for the 2017 annual general meeting of Mallinckrodt shareholders, filed with the SEC on January 18, 2017.

Item 8.01.	Other Events.

On September 20, 2017, Mallinckrodt issued a press release announcing the appointment of David Norton to the Board, which is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit No. and Description
99.1 Press Release of Mallinckrodt plc dated September 20, 2017

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	September 20, 2017	By:	/s/ Stephanie D. Miller
Stephanie D. Miller
Vice President, Corporate Secretary & International Legal